Exhibit 99



Certification of filing by officers

I, Wirt D. Walker lll, the Chief Executive Officer of Aviation General, Incorporated, certify (I) the form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Aviation General, Incorporated.

/s/ Wirt D. Walker lll

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Wirt D. Walker lll
Chief Executive Officer
Chairman of the Board of Directors

I, Jeffrey Henderson, the Chief Financial Officer of Aviation General, Incorporated, certify that (I) the form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Aviation General, Incorporated.

/s/ Jeffrey Henderson

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Jeffrey Henderson
Chief Financial Officer